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                                                                     EXHIBIT 8.2

                                November 9, 1998

World Access, Inc.
945 E. Paces Ferry Road
Suite 2240
Atlanta, Georgia 30326

     Re:  Federal Income Tax Consequences of the Proposed Merger of
        Telco Systems, Inc. with and into Tail Acquisition Corporation

Gentlemen:

     We have acted as counsel to World Access, Inc. (formerly known as WAXS INC. (the "Company")) in connection with the proposed merger (the "Merger") of Telco Systems, Inc., a Delaware corporation ("Telco Systems"), with and into Tail Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of the Company, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of June 4, 1998, as amended by that certain First Amendment thereto dated as of October 27, 1998, by and among WA Telcom Products Co., Inc. (formerly known as World Access, Inc.), the Company, Merger Sub and Telco Systems (as so amended, the "Merger Agreement"). In our capacity as counsel to the Company and as provided in the Merger Agreement, we have been requested to render our opinion regarding certain of the federal income tax consequences of the Merger.

     We understand that this opinion will be filed as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") that will be filed by the Company with the Securities and Exchange Commission relating to the securities that will be issued by the Company pursuant to the Merger Agreement and that this opinion will be referred to in the Joint Proxy Statement/Prospectus that will be a part of the Registration Statement, including references to this firm in the section thereof entitled "THE MERGER -- Federal Income Tax Consequences." We hereby specifically consent to such uses of and references to this opinion.

     All terms used herein without definition shall have the respective meanings specified in the Merger Agreement and, unless otherwise indicated, all section references herein are to the Internal Revenue Code of 1986, as amended.

                            INFORMATION RELIED UPON

     In rendering this opinion, we have examined such documents as we have deemed appropriate, including the Merger Agreement and the Registration Statement. In the course of such examination, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that all such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. We have also obtained such additional information and representations as we have deemed relevant and necessary through consultations with various representatives of the Company and Telco Systems. In addition, we have obtained written certificates from the managements of the Company and Telco Systems to verify certain relevant facts that have been represented to us or that we have assumed in rendering this opinion. With your consent, we have assumed that the representations made in such certificates are true on the date hereof and will be true at the Effective Time.
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                                    OPINION

     Based upon the foregoing, it is our opinion that:

          1. The Merger will qualify as a "reorganization" within the meaning of
     Section 368 of the Code, and each of the Company, Merger Sub, and Telco Systems will be "a party to a reorganization" within the meaning of Section 368(b).

          2. No gain or loss will be recognized by the Company, Merger Sub or Telco Systems in the Merger.

     The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, such opinion is based solely on the documents that we have examined, the additional information that we have obtained and the representations that have been made to us, and this opinion cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

     The opinion expressed herein is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.

                                          Very truly yours,

                                          /s/ ROGERS & HARDIN

                                          ROGERS & HARDIN